CONTINUING GUARANTY



         This Continuing Guaranty ("Guaranty"), dated as of
November 16, 1994, is executed and delivered by LIVE
ENTERTAINMENT INC., a Delaware corporation ("Guarantor") in favor of FOOTHILL CAPITAL CORPORATION, a California corporation
("Foothill") and in light of the following:

         FACT ONE: LIVE HOME VIDEO INC., a Delaware corporation, LIVE FILM AND MEDIAWORKS INC. (formerly known as INTERNATIONAL VIDEO PRODUCTIONS INC.), a California corporation, LIVE ENTERTAINMENT INTERNATIONAL INC., a Delaware corporation, LIVE AMERICA INC., a Delaware corporation, and VESTRON INC., a Delaware corporation (collectively, the "Borrowers") and Foothill are, contemporaneously herewith, entering into the Loan Documents; and

         FACT TWO: In order to induce Foothill to extend financial accommodations to Borrowers pursuant to the Loan
Documents, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by Foothill to Borrowers, whether pursuant to the Loan Documents or otherwise, Guarantor has agreed to guarantee the Guaranteed Obligations.

         NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Foothill, as follows:


         1.   Definitions and Construction.

              (a) Definitions. The following terms, as used in this Guaranty, shall have the following meanings:

                   "Bankruptcy Code" means The Bankruptcy Reform
Act of 1978 (11 U.S.C. Sections 101-1330), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

                   "Guaranteed Obligations" means any and all obligations, indebtedness, or liabilities of any kind or character owed by Borrowers to Foothill including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including attorneys' fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, determined or indeterminate, whether Borrowers are liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Foothill.

                   "Loan Documents" shall mean that certain
Amended and Restated Loan and Security Agreement, dated as of November 14, 1994, between Foothill and Borrowers (the "Loan Agreement"), any promissory notes issued by Borrowers in connection therewith, and those documents, instruments, and agreements which either now or in the future exist among Borrowers, Guarantor, or any affiliate of any of the Borrowers, on the one hand, and Foothill, on the other hand.

                   (b)  Construction.  Unless the context of
this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, Foothill, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Foothill and Guarantor.

         2. Guaranteed Obligations. Guarantor hereby irrevocably and unconditionally guarantees to Foothill, as and for its own debt, until final and indefeasible payment thereof has been made, (a) payment of the Guaranteed Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrowers of all of the agreements, conditions, covenants, and obligations of Borrowers contained in the Loan Documents.

         3. Continuing Guaranty. This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives and agrees not to assert any right it has under
Section 2815 of the California Civil Code, or otherwise, to revoke this Guaranty as to future indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Foothill, (b) no such revocation shall apply to any Guaranteed Obligations in existence on such date (including, any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Foothill in existence on the date of such revocation, (d) no payment by Guarantor, any of the Borrowers, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by any of the Borrowers or from any source other than Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.

         4. Performance Under This Guaranty. In the event that any of the Borrowers fails to make any payment of any Guaranteed Obligations on or before the due date thereof, or if any of the Borrowers shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 hereof in the manner provided in the Loan Documents, Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

         5. Primary Obligations. This Guaranty is a primary and original obligation of Guarantor and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law. Guarantor agrees that it is directly, and jointly and severally with any other guarantor of the Guaranteed Obligations, liable to Foothill, that the obligations of Guarantor hereunder are independent of the obligations of Borrowers or any other guarantor, and that a separate action may be brought against Guarantor whether such action is brought against any of the Borrowers or any other guarantor or whether any of the Borrowers or any such other guarantor is joined in such action. Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Foothill of whatever remedies it may have against any of the Borrowers or any other guarantor, or the enforcement of any lien or realization upon any security Foothill may at any time possess. Guarantor agrees that any release which may be given by Foothill to any of the Borrowers or any other guarantor shall not release Guarantor. Guarantor consents and agrees that Foothill shall be under no obligation to marshal any assets of any of the Borrowers or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

         6.   Waivers.

              (a)  Guarantor hereby waives:  (1) notice of
acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantor's right to make inquiry of Foothill to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of any of the Borrowers or of any other fact that might increase Guarantor's risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; (6) notice of any event of default under the Loan Documents; and (7) all other notices (except if such notice is specifically required to be given to Guarantor hereunder or under any Loan Document to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

              (b) Guarantor hereby waives its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Foothill to institute suit against, or to exhaust any rights and remedies which Foothill has or may have against, any of the Borrowers or any third party, or against any collateral for the Guaranteed Obligations provided by any of the Borrowers,
Guarantor, or any third party.   In this regard, Guarantor agrees
that it is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to Foothill by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of any of the Borrowers or by reason of the cessation from any cause whatsoever of the liability of any of the Borrowers in respect thereof.

              (c) Guarantor hereby waives: (1) any rights to assert against Foothill any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against any of the Borrowers or any other party liable to Foothill; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (3) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: any claim or defense based upon an election of remedies by Foothill; the impairment or suspension of Foothill's rights or remedies against any of the Borrowers; the alteration by Foothill of the Guaranteed Obligations; any discharge of any of the Borrowers' obligations to Foothill by operation of law as a result of Foothill's intervention or omission; or the acceptance by Foothill of anything in partial satisfaction of the Guaranteed Obligations; (4) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder.

              (d)  [Intentionally Omitted]

              (e) Guarantor hereby expressly waives any and all defenses in its favor based upon an election of remedies by Foothill which destroys, diminishes, or affects Guarantor's subrogation rights against any of the Borrowers or any other party and/or Guarantor's rights to proceed against any of the Borrowers or any other party for reimbursement, contribution, indemnity, or otherwise, including without limitation any election(s) by Foothill to conduct a nonjudicial foreclosure sale under any deed(s) of trust, and further including without limitation any and all defenses, rights, or estoppels which might otherwise arise under or in connection with California Code of Civil Procedure ("CCP") sections 580d or 580a as a result of any such election(s) or otherwise. Guarantor acknowledges and agrees that it is knowingly waiving in advance as a result of the foregoing sentence a complete or partial defense to this Guaranty it may later have had arising from CCP sections 580d or 580a based upon Foothill's subsequent election to conduct a private nonjudicial foreclosure sale, even though such election would destroy, diminish, or affect Guarantor's rights of subrogation against any of the Borrowers or any other party and Guarantor's rights to pursue any of the Borrowers or such other party for reimbursement contribution, indemnity, or otherwise.

              (f) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850,
CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

         7. Releases. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Foothill may, by action or inaction:

         (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents;

         (b) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any of the Borrowers in respect thereof;

         (c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or

         (d) release or substitute any other guarantor, if any, of the Guaranteed Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations (including, the collateral referred to in Section 17 hereof) or any other guaranty of the Guaranteed Obligations, or any portion thereof.

         8. No Election. Foothill shall have the right to seek recourse against Guarantor to the fullest extent provided for herein, and no election by Foothill to proceed in any other form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Foothill's right to proceed in any other form of action or proceeding or against other parties unless Foothill has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Foothill under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Foothill finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

         9. Indefeasible Payment. The Guaranteed Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Foothill are no longer subject to any right on the part of any person, including any of the Borrowers, any of the Borrowers as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of any of the Borrowers' assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the Guaranteed Obligations whether by Guarantor or any of the Borrowers, Foothill shall have no obligation whatsoever to transfer or assign its interest in the Loan Documents to Guarantor. In the event that, for any reason, any portion of such payments to Foothill is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable for the full amount Foothill is required to repay plus any and all costs and expenses (including attorneys' fees) paid by Foothill in connection therewith.

         10. Financial Condition of Borrowers. Guarantor represents and warrants to Foothill that Guarantor is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor further represents and warrants to Foothill that Guarantor has read and understands the terms and conditions of the Loan Documents. Guarantor hereby covenants that Guarantor will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

         11. Payments; Application. All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantor hereunder shall be applied as follows: first, to all costs and expenses (including attorneys' fees) incurred by Foothill in enforcing this Guaranty or in collecting the Guaranteed Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Foothill constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

         12. Attorneys' Fees and Costs. Guarantor agrees to pay, on demand, all reasonable attorneys' fees and all other costs and expenses which may be incurred by Foothill in the enforcement of this Guaranty (including those brought relating to proceedings pursuant to 11 U.S.C.) or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guaranteed Obligations (or any security therefor), whether or not suit is brought.

         13. Indemnification. Guarantor agrees to indemnify Foothill and hold Foothill harmless against all obligations, demands, or liabilities asserted by any party and against all losses in any way suffered, incurred, or paid by Foothill as a result of or in any way arising out of, following, or consequential to Foothill's transactions with any of the Borrowers.

         14. Notices. All notices or demands by Guarantor or Foothill to the other relating to this Guaranty shall be in writing and shall be personally delivered or sent by overnight or same day messenger or air courier service, registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified) to Guarantor or to Foothill, as the case may be, at its address set forth below:

    If to Guarantor:    LIVE Entertainment Inc.
                   15400 Sherman Way, Suite 500
                   Van Nuys, California 91406
                   Attention: President
                   Telefacsimile No. (818) 908-9539

    with courtesy
    copies to:          SIDLEY & AUSTIN
                   555 West Fifth Street
                   40th Floor
                   Los Angeles, California 90013
                   Attn:  Gary J. Cohen, Esq.
                   Telefacsimile No. (213) 896-6600

    If to Foothill:     FOOTHILL CAPITAL CORPORATION
                   11111 Santa Monica Boulevard
                   Suite 1500
                   Los Angeles, California 90025-3333
                   Attn.:  Business Finance Division Manager
                   Telefacsimile No. (310) 479-2690


         Foothill and Guarantor may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         15.  Cumulative Remedies.  No remedy under this
Guaranty or under any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any Loan Document, and those provided by law or in equity. No delay or omission by Foothill to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Foothill to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         16. Books and Records. Guarantor agrees that Foothill's books and records showing the account between Foothill and Borrowers shall be admissible in any action or proceeding and shall be binding upon Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

         17. Collateral. The obligations of Guarantor hereunder are secured, as provided in that certain Security
Agreement - Stock Pledge, Copyright Mortgage and Assignment and
Trademark Mortgage and Assignment each of which are of even date herewith.

         18. Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         19. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between Guarantor and Foothill pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both Guarantor and Foothill. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar right or default or otherwise prejudice the rights and remedies hereunder.

         20. Successors and Assigns. This Guaranty shall be binding upon Guarantor's administrators, representatives, successors and assigns and shall inure to the benefit of the successors and assigns of Foothill; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Foothill's prior written consent. Any assignment without the consent of Foothill shall be absolutely void. In the event of any assignment or other transfer of rights by Foothill, the rights and benefits herein conferred upon Foothill shall automatically extend to and be vested in such assignee or other transferee.

         21. Subordination. Guarantor agrees that any and all present and future indebtedness of Borrowers owing to Guarantor is postponed in favor of and subordinated to payment, in full, in cash, of the Guaranteed Obligations. In this regard, except as otherwise expressly permitted by the Loan Agreement, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefeasibly paid in full.

         22. Choice of Law and Venue. THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF GUARANTOR AND FOOTHILL, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

         23. Waiver of Jury Trial. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND FOOTHILL WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. GUARANTOR HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT FOOTHILL MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         24. Waivers, Consents. Guarantor warrants and agrees that each of the waivers and consents set forth herein is made after consultation with legal counsel and with full knowledge of its significance and consequence, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights which Guarantor otherwise may have against any of the Borrowers, Foothill, or others, or against any collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

         25. Counterparts; Telefacsimile Execution. This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Guaranty. Delivery of an executed counterpart of this Guaranty by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by telefacsimile also shall deliver a manually executed counterpart of this Guaranty but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

         IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date set forth in the first paragraph hereof.


                        LIVE ENTERTAINMENT INC.


                        By:____________________________________

                        Title:_________________________________